                                                                    EXHIBIT 23.2


                              ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of (i) our reports dated March 1, 1996 included in Security Capital Industrial Trust's Form 10-K for the year ended December 31, 1995, (ii) our report dated April 19, 1996 included in Security Capital Industrial Trust's Form 10-Q for the quarterly period ended March 31, 1996, (iii) our report dated July 18, 1996 included in Security Capital Industrial Trust's Form 10-Q for the quarterly period ended June 30, 1996, (iv) our report dated January 11, 1996 on the combined statement of revenue and certain expenses for Group E properties, and (v) our report dated August 15, 1996 on the combined statement of revenue and certain expenses for Group F properties and all references to our Firm included in this registration statement.



                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
October 3, 1996